Exhibit 99.5

SUBSCRIPTION AND COMMUNITY OFFERING STOCK ORDER ACKNOWLEDGEMENT LETTER

[Cincinnati Bancorp Letterhead]

[Imprinted with Name & Address of Subscriber]	Date

STOCK ORDER ACKNOWLEDGEMENT

This letter is to acknowledge receipt of your order form to purchase common stock offered by Cincinnati Bancorp. Please check the following information carefully to ensure that we have entered your order correctly. Each order is assigned an order priority described below. Acceptance of your order does not guarantee that you will receive the shares you have ordered. If there are not sufficient shares available to satisfy all subscriptions, the shares of common stock you will receive will be subject to the allocation provisions of the Plan of Reorganization and Stock Issuance Plan, as well as other conditions and limitations described in the Cincinnati Bancorp Prospectus dated                     , 2015. Refer to pages      –      of the Cincinnati Bancorp Prospectus for further information regarding subscription priorities. Shares will be allocated first to categories in the subscription offering in the order of priority set forth below.

Following completion of the offering, allocation information, when available, will be released as soon as practicable on the following website: https://allocations.kbw.com/

Stock Registration (please review carefully) Name1 Name2 Street1 Street2 City, State Zip Ownership: Social Security / Tax ID #:	Other Order Information: Batch #: Order #: Number of Shares Requested: Offering Category: (subject to verification; see descriptions below)

Offering Category Descriptions:

SUBSCRIPTION OFFERING

1.	Depositors of Cincinnati Federal with aggregate balances of at least $50 at the close of business on December 31, 2013;

2.	Cincinnati Federal tax-qualified employee benefit plans (including Employee Stock Ownership Plan); and

3.	Depositors of Cincinnati Federal with aggregate balances of at least $50 at the close of business on , 2015;

4.	Other depositors of Cincinnati Federal at the close of business on , 2015 and borrowers as of January 21, 2015 who maintain such borrowing as of the close of business on , 2015.

COMMUNITY OFFERING

5.	Residents of Hamilton, Butler, Warren and Clermont Counties, Ohio; and

6.	General Public.

Thank you for your order,

CINCINNATI BANCORP

STOCK INFORMATION CENTER

1-(    )          -         .

FINAL REMINDER PROXYGRAM (if needed)

[Cincinnati Federal Letterhead]

(Depending on vote status and number of days until the special meeting of members, this can be mailed. It can be personalized, as shown - or it can be a short, non-personalized version printed on a postcard. Both alternatives allow quick mailing and quick receipt of the vote, because proxy cards and return envelopes are not enclosed.)

Dear Customer,

WE REQUEST YOUR VOTE.

Not voting the Proxy Card(s) we mailed to you has the same effect as voting “Against” the Plan of Reorganization and Stock Issuance Plan.

IF YOU HAVE NOT VOTED OR ARE UNSURE WHETHER YOU VOTED:

Please take a few minutes to call the number shown below. A representative of                     , our Independent Voting Agent, will record your confidential vote by phone. This is the quickest way to cast your vote. You do NOT need your Proxy Card in order to vote.

If you are unsure whether you voted, don’t worry. Your vote will not be counted twice.

VOTING HOTLINE:

1- (    )      -      (toll-free)

DAYS/HOURS:

Monday - Friday

         a.m. to          p.m., Eastern Time

I appreciate your participation.

Sincerely,

Joseph V. Bunke

President

BRANCH LOBBY POSTER - VOTE

(This notice should be printed by Cincinnati Federal, and should be placed in the branch lobby after the Stock Information Center opens. Position it in one or more ways: on an easel, on the front doors, on counters, at customer service/branch manager’s desk or electronically on the TVs in the branch).

HAVE YOU VOTED YET?

We would like to remind eligible customers to vote on our Plan of Reorganization and Stock Issuance Plan (the “Plan”).

✓	The Plan will not result in changes to our staff or your account relationships with Cincinnati Federal.

✓	Your deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits.

✓	Voting does not obligate you to purchase shares of common stock during our stock offering.

Your Board of Directors recommends that you join them in voting

“FOR” the Plan.

If you have questions about voting,

call our Information Center, toll-free,

at 1-(    )      -     ,

from 10:00 a.m. to 4:00 p.m., Monday through Friday.

Our Information Center is closed on bank holidays.

[Cincinnati Federal Logo]

This notice is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. The shares of common stock are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

BRANCH LOBBY POSTER – BUY (Optional)

******************************

OUR STOCK OFFERING EXPIRES

                    , 2015

We are conducting an offering of shares of our common stock

UP TO 621,000 SHARES

COMMON STOCK

(subject to increase to 714,150 shares)

$10.00 Per Share

THIS OFFERING EXPIRES AT 2:00 P.M., EASTERN TIME,

ON                     , 2015

******************************

If you have questions about the stock offering,

call our Stock Information Center, toll-free, at 1-(        )      -     ,

from 10:00 a.m. to 4:00 p.m., Monday through Friday.

Our Stock Information Center is closed on bank holidays.

[Cincinnati Bancorp Logo]

This notice is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

FINAL BRANCH LOBBY POSTER (if needed)

[To encourage “late” voting. Tear-off phone number slips can accompany this poster. Generally, this poster is used after a Final Reminder Proxygram is mailed.]

PLEASE VOTE NOW!!!

YOU DO NOT NEED YOUR PROXY CARD IN ORDER TO VOTE.

TO PLACE YOUR CONFIDENTIAL VOTE BY PHONE:

Take a minute to call                     , our

Independent Voting Agent, at 1-(        ) -         -

(toll-free), Monday through Friday,

         a.m. to          p.m.

If you are unsure whether you voted already, please call. Your vote will not be counted twice!

YOUR BOARD OF DIRECTORS ASKS THAT YOU VOTE

“FOR” THE PLAN OF REORGANIZATION AND STOCK

ISSUANCE PLAN (THE “PLAN”).

NOT VOTING HAS THE SAME EFFECT

AS VOTING “AGAINST” THE PLAN.

THANK YOU!

[Cincinnati Federal logo]

This notice is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. The shares of common stock are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

BANK STATEMENT ENCLOSURE - VOTE REMINDER SLIP - (Optional)

You may have received a large white envelope containing a Proxy Card(s) to be used to vote on our organization’s Plan of Reorganization and Stock Issuance Plan. If you received a Proxy Card(s), but have not voted, please do so. If you have questions about voting, call our Information Center, toll-free, at 1-(        )          -         , Monday through Friday, 10:00 a.m. to 4:00 p.m., Eastern Time.

[Cincinnati Federal logo]

BANK WEBSITE VOTE REMINDER NOTICE – (Optional)

HAVE YOU VOTED YET?

YOUR VOTE IS IMPORTANT!

Our depositors as of                     , 2015 and borrowers as of January 21, 2015 who maintain such borrowing as of                     , 2015 were mailed Proxy Card(s) and other materials requesting them to cast votes regarding our Plan of Reorganization and Stock Issuance Plan.

If you received Proxy Cards but have not voted, please vote by mail, or by following the telephone or Internet voting instructions on the Proxy Card(s). We hope that you will vote “FOR” the Plan of Reorganization and Stock Issuance Plan. If you have questions about voting, please call our Information Center, toll-free, at 1-(        )          -         , Monday through Friday, 10:00 a.m. to 4:00 p.m., Eastern Time.

BANK WEBSITE VOTING LINK – (Optional)

HAVE YOU VOTED YET?

Our depositors as of                     , 2015 and borrowers as of January 21, 2015 who maintain such borrowing as of                     , 2015 were mailed Proxy Card(s) and other materials requesting them to cast votes regarding Cincinnati Federal’s Plan of Reorganization and Stock Issuance Plan. If you have not yet voted, a quick way to do so is to click on “Vote Now”. This will lead you to a confidential voting site.

VOTE NOW www.myproxyvotecounts.com

Thank you for taking a few minutes to cast your vote online. Have your Proxy Card in hand so that you can enter online the 12 digit control number printed on your Proxy Card.

RECORDED MESSAGE TO HIGH VOTE CUSTOMERS

(This automatic dial message, meant to encourage eligible customers to open offering/proxy packages, will be used one time - right after the initial packages are mailed)

“Hello - This is Joseph V. Bunke, President of Cincinnati Federal calling with a quick message. Within the next few days, expect to receive from us one or more packages about our stock offering and related materials which requests your vote on an item of importance to our bank and our valued customers. Please help us by opening the package and voting PROMPTLY. The materials will include a phone number to call if you have questions.

Thank you for voting. We appreciate your business and look forward to continuing to serve you as a customer of Cincinnati Federal.”

TOMBSTONE NEWSPAPER ADVERTISEMENT- (Optional)

[Newspaper ads may be appropriate for some, not all, market areas]

CINCINNATI BANCORP [LOGO]

Proposed Mid-Tier Stock Holding Company

for Cincinnati Federal

UP TO 621,000 SHARES

COMMON STOCK

(subject to increase to 714,150 shares)

$10.00 Per Share

Purchase Price

Cincinnati Bancorp is conducting an offering of its common stock. Shares may be purchased directly from Cincinnati Bancorp, without sales commission, during the offering period.

This offering expires at 2:00 p.m., Eastern Time, on                  , 2015.

To receive a copy of the Prospectus and Stock Order Form,

call our Stock Information Center, toll-free, at 1-(        )          -         ,

from 10:00 a.m. to 4:00 p.m., Eastern Time, Monday through Friday.

Our Stock Information Center is closed on bank holidays.

This advertisement is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Information about our

Reorganization and Stock Offering

M

Dear Valued Customer:

I am pleased to tell you about an investment opportunity and, just as importantly, to request your vote. Pursuant to a Plan of Reorganization and Stock Issuance Plan (the “Plan”), we will convert from a mutual (meaning no stockholders) savings and loan association to a mutual holding company form of ownership. To accomplish the reorganization, Cincinnati Bancorp, a to-be formed mid-tier stock holding company for Cincinnati Federal Savings and Loan Association (“Cincinnati Federal”), is conducting an offering of shares of its common stock. Enclosed you will find a Prospectus, a Proxy Statement, Proxy Card(s) and a Questions and Answers Brochure describing the reorganization, the offering and the Plan.

THE PROXY VOTE:

Your vote is extremely important for us to meet our goals. Although we have received conditional regulatory approval to undertake the reorganization, we must receive the approval of our eligible customers. NOT VOTING YOUR ENCLOSED PROXY CARD(S) WILL HAVE THE SAME EFFECT AS VOTING “AGAINST” THE PLAN. Note that you may receive more than one Proxy Card, depending on the ownership structure of your accounts at Cincinnati Federal. Please vote all the Proxy Cards you receive — none are duplicates! To cast your vote, please sign each Proxy Card and return the card(s) in the Proxy Reply Envelope provided. Alternatively, you may vote by Internet or telephone by following the simple instructions on the Proxy Card.

Our Board of Directors urges you to vote “FOR” the Plan.

Please note:

•	The proceeds resulting from the sale of stock will support our business strategy.
•

There will be no change to account numbers, interest rates or other terms of your accounts at Cincinnati Federal. Deposit accounts will not be converted to stock. Your deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits.

•	You will continue to enjoy the same services with the same Board of Directors, management and staff.
•	Voting does not obligate you to purchase shares of common stock in our offering.

THE STOCK OFFERING:

As a Cincinnati Federal eligible customer, you have non-transferable rights, but no obligation, to purchase shares of common stock during our Subscription Offering before any shares are made available for sale to the general public. The common stock is being offered at $10.00 per share, and there will be no sales commission charged to purchasers during the offering.

Please read the enclosed materials carefully. If you are interested in purchasing shares of common stock, complete the enclosed Stock Order Form and return it, with full payment, in the Stock Order Reply Envelope provided. You may submit your Stock Order Form by overnight delivery to the address indicated on the Stock Order Form, by hand-delivery to Cincinnati Federal’s main office located at 6581 Harrison Avenue, Cincinnati, Ohio or by mail using the Stock Order Reply Envelope provided. Stock Order Forms and full payment must be received (not postmarked) before 2:00 p.m., Eastern Time, on                     , 2015. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

I invite you to consider this opportunity to share in our future. Thank you for your continued support as a Cincinnati Federal customer.

Sincerely,

Joseph V. Bunke

President

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Questions?

Call our Stock Information Center, toll-free, at 1-(        )         -        ,

from 10:00 a.m. to 4:00 p.m., Eastern Time, Monday through Friday, except bank holidays.

[THIS PAGE INTENTIONALLY LEFT BLANK]

Dear Sir/Madam:

Keefe, Bruyette & Woods, A Stifel Company has been retained by Cincinnati Bancorp as selling agent in connection with the offering of Cincinnati Bancorp common stock.

At the request of Cincinnati Bancorp, we are enclosing materials regarding the offering of shares of Cincinnati Bancorp common stock. Included in this package is a Prospectus describing the stock offering. We encourage you to read the enclosed information carefully, including the “Risk Factors” section of the Prospectus.

Sincerely,

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

[THIS PAGE INTENTIONALLY LEFT BLANK]

Questions and Answers about our Reorganization and Stock Offering

This section answers questions about our reorganization and stock offering. Investing in shares of common stock involves certain risks. Before making an investment decision, please read the enclosed Prospectus carefully, including the “Risk Factors” section.

GENERAL—THE REORGANIZATION

Our Board of Directors has determined that the reorganization is in the best interests of Cincinnati Federal Savings and Loan Association (“Cincinnati Federal”), our customers and the communities we serve.

Q.	WHAT IS THE REORGANIZATION?

A.	Under our Plan of Reorganization and Stock Issuance Plan (the “Plan”), Cincinnati Federal will convert from a mutual (meaning no stockholders) savings and loan association to a mutual holding company form of ownership. Concurrently with the reorganization, Cincinnati Bancorp, a to-be formed mid-tier stock holding company, will offer shares of its common stock. Upon completion of the reorganization, 45% of the common stock of Cincinnati Bancorp will be owned by public stockholders, and 55% of the outstanding common stock will be retained by CF Mutual Holding Company (a to-be formed federally chartered mutual holding company for Cincinnati Bancorp). Cincinnati Bancorp will own 100% of the common stock of Cincinnati Federal.

Q.	WHAT ARE THE REASONS FOR THE REORGANIZATION AND OFFERING?

A.	Our primary reasons for reorganizing into a mutual holding company and conducting the offering are to establish an organizational structure that will enable us to: increase capital to support future growth and profitability; compete more effectively in the financial services marketplace; attract and retain qualified personnel by establishing stock-based benefit plans for management and employees; enhance our community ties by providing customers and members of our community with the opportunity to acquire an ownership interest in Cincinnati Federal; and provide increased flexibility to structure and finance opportunities for expansion.

Q.	IS CINCINNATI FEDERAL CONSIDERED “WELL-CAPITALIZED” FOR REGULATORY PURPOSES?

A.	Yes. As of March 31, 2015, Cincinnati Federal was considered “well-capitalized” for regulatory purposes.

Q.	WILL CUSTOMERS NOTICE ANY CHANGE IN CINCINNATI FEDERAL’S DAY-TO-DAY ACTIVITIES AS A RESULT OF THE REORGANIZATION AND OFFERING?

A.	No. It will be business as usual. The reorganization is an internal change to our corporate structure. There will be no change to our Board of Directors, management, and staff as a result of the reorganization. Cincinnati Federal will continue to operate as an independent bank.

Q.	WILL THE REORGANIZATION AND OFFERING AFFECT CUSTOMERS’ DEPOSIT ACCOUNTS OR LOANS?

A.	No. The reorganization and offering will not affect the balance or terms of deposits or loans, and deposits will continue to be federally insured by the Federal Deposit Insurance Corporation up to the maximum legal limits. Deposit accounts will not be converted to stock.

THE PROXY VOTE

Although we have received conditional regulatory approval, the Plan is also subject to approval by our eligible customers.

Q.	WHY SHOULD I VOTE “FOR” THE PLAN?

A.	Your vote “FOR” the Plan is extremely important to us. Each Cincinnati Federal eligible customer as of , 2015 received a Proxy Card attached to a Stock Order Form. These eligible customer’s packages also include a Proxy Statement describing the Plan, which cannot be implemented without their approval.

Voting does not require you to purchase common stock in the offering.

Questions and Answers (continued)

Q.	WHAT HAPPENS IF I DON’T VOTE?

A.	Your vote is very important. Not voting all the Proxy Cards you receive will have the same effect as voting “AGAINST” the Plan. Without sufficient favorable votes, we cannot proceed with the reorganization and related stock offering.

Q.	HOW DO I VOTE?

A.	Mark your vote, sign and date each Proxy Card enclosed and return the card(s) in the enclosed Proxy Reply Envelope. Alternatively, you may vote by Internet or by telephone, by following the simple instructions on the Proxy Card. PLEASE VOTE PROMPTLY. NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST” THE PLAN.

Q.	HOW MANY VOTES ARE AVAILABLE TO ME?

A.	Eligible depositors at the close of business on , 2015 are entitled to one vote for each $100 or fraction thereof on deposit. No depositor may cast more than 1,000 votes. Additionally, each borrower as of January 21, 2015 whose borrowing remained outstanding at the close of business on , 2015 will be entitled to one vote. Proxy Cards are not imprinted with your number of votes; however, votes will be automatically tallied by computer.

Q.	WHY DID I RECEIVE MORE THAN ONE PROXY CARD?

A.	If you had more than one deposit and/or applicable loan account on , 2015, you may have received more than one Proxy Card, depending on the ownership structure of your accounts. There are no duplicate cards—please promptly vote all the Proxy Cards sent to you. Telephone and Internet voting are available 24 hours a day.

Q.	MORE THAN ONE NAME APPEARS ON MY PROXY CARD. WHO MUST SIGN?

A.	The name(s) reflect the title of your account. Proxy Cards for joint accounts require the signature of only one of the account holders. Proxy Cards for trust or custodian accounts must be signed by the trustee or the custodian, not the listed beneficiary.

THE STOCK OFFERING AND PURCHASING SHARES

Q.	HOW MANY SHARES ARE BEING OFFERED AND AT WHAT PRICE?

A.	Cincinnati Bancorp is offering for sale between 459,000 and 621,000 shares of common stock (subject to increase to 714,150 shares) at $10.00 per share. No sales commission will be charged to purchasers.

Q.	WHO IS ELIGIBLE TO PURCHASE STOCK DURING THE STOCK OFFERING?

A.	Pursuant to our Plan, non-transferable rights to subscribe for shares of Cincinnati Bancorp common stock in the Subscription Offering have been granted in the following descending order of priority:

Priority #1—Depositors of Cincinnati Federal with aggregate balances of at least $50 at the close of business on December 31, 2013;

Priority #2—Our tax-qualified employee benefit plans;

Priority #3—Depositors of Cincinnati Federal with aggregate balances of at least $50 at the close of business on                     , 2015; and

Priority #4—Other depositors of Cincinnati Federal at the close of business on                     , 2015 and borrowers as of January 21, 2015 who maintain such borrowing as of the close of business on                     , 2015.

Shares of common stock not purchased in the Subscription Offering may be offered for sale to the public in a Community Offering, with a preference given to natural persons and trusts of natural persons residing in Hamilton, Butler, Warren and Clermont Counties in Ohio.

Shares not sold in the Subscription and Community Offerings may be offered for sale through a Syndicated Community Offering to the general public.

Questions and Answers (continued)

Q.	I AM ELIGIBLE TO SUBSCRIBE FOR SHARES OF COMMON STOCK IN THE SUBSCRIPTION OFFERING BUT AM NOT INTERESTED IN INVESTING. MAY I ALLOW SOMEONE ELSE TO USE MY STOCK ORDER FORM TO TAKE ADVANTAGE OF MY PRIORITY AS AN ELIGIBLE ACCOUNT HOLDER?

A.	No. Subscription rights are non-transferable! Only those eligible to subscribe in the Subscription Offering, as listed above, may purchase shares in the Subscription Offering. To preserve subscription rights, the shares may only be registered in the name(s) of eligible account holder(s). On occasion, unscrupulous people attempt to persuade account holders to transfer subscription rights, or to purchase shares in the offering based on an understanding that the shares will be subsequently transferred to others. Participation in such schemes is against the law and may subject involved parties to prosecution. If you become aware of any such activities, please notify our Stock Information Center promptly so that we can take the necessary steps to protect our eligible deposit account holders’ subscription rights in the offering.

Q.	HOW MAY I BUY SHARES DURING THE SUBSCRIPTION AND COMMUNITY OFFERINGS?

A.	Shares can be purchased by completing a Stock Order Form and returning it, with full payment, so that it is received (not postmarked) before the offering deadline. Delivery of a Stock Order Form may be made by mail using the Stock Order Reply Envelope provided, by overnight delivery to the indicated address on the Stock Order Form, or by hand-delivery to Cincinnati Federal’s main office located at 6581 Harrison Avenue, Cincinnati, Ohio. Please do not mail Stock Order Forms to Cincinnati Federal.

Q.	WHAT IS THE DEADLINE FOR PURCHASING SHARES?

A.	To purchase shares in the Subscription and Community Offerings, you must deliver a properly completed, signed Stock Order Form, with full payment, so that it is received (not postmarked) before 2:00 p.m., Eastern Time, on , 2015. Acceptable methods for delivery of Stock Order Forms are described above.

Q.	HOW MAY I PAY FOR THE SHARES?

A.	Payment for shares can be remitted in two ways:

(1)	By personal check, bank check or money order, payable to Cincinnati Bancorp. These will be deposited upon receipt. We cannot accept wires or third party checks. Please do not mail cash!

(2)	By authorized deposit account withdrawal of funds from your Cincinnati Federal deposit account(s). The Stock Order Form section titled “Method of Payment—Deposit Account Withdrawal” allows you to list the deposit account number(s) and amount(s) to be withdrawn. Funds designated for direct withdrawal must be in the account(s) at the time the Stock Order Form is received. You may not authorize direct withdrawal from accounts with check-writing privileges. Please submit a check instead. If you request direct withdrawal from such accounts, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account(s). Also, IRA or other retirement accounts held at Cincinnati Federal may not be listed for direct withdrawal. See information on retirement accounts on the next page.

Q.	WILL I EARN INTEREST ON MY FUNDS?

A.	Yes. If you pay by personal check, bank check or money order, you will earn interest at a rate of 0.15% per annum from the date we process your payment until the completion or termination of the reorganization and offering. At that time, you will be issued a check for interest earned on these funds. If you pay for shares by authorizing a direct withdrawal from your Cincinnati Federal deposit account(s), your funds will continue earning interest within the account at the contract rate. The interest will remain in your account(s) when the designated withdrawal is made, upon completion or termination of the reorganization and offering.

Questions and Answers (continued)

Q.	ARE THERE LIMITS TO HOW MANY SHARES I CAN ORDER?

A.	Yes. The minimum order is 25 shares ($250). The maximum number of shares that may be purchased by a person or group of persons exercising subscription rights through a single deposit account held jointly is 20,000 shares ($200,000). Additionally, no person or entity, together with any associate or group of persons acting in concert, may purchase more than 50,000 shares ($500,000) in all categories of the offering combined.

More detail on purchase limits, including the definition of “associate” and “acting in concert,” can be found in the Prospectus section entitled “The Reorganization and Offering—Limitations on Purchase of Shares.”

Q.	MAY I USE MY CINCINNATI FEDERAL INDIVIDUAL RETIREMENT ACCOUNT (“IRA”) TO PURCHASE SHARES?

A.	You may use funds currently held in retirement accounts with Cincinnati Federal. However, before you place your stock order, the funds you wish to use must be transferred to a self-directed retirement account maintained by an independent trustee or custodian, such as a brokerage firm. If you are interested in using IRA or any other retirement funds held at Cincinnati Federal or elsewhere, please call our Stock Information Center as soon as possible for guidance, but preferably at least two weeks before the , 2015 offering deadline. Your ability to use such funds for this purchase may depend on time constraints, because this type of purchase requires additional processing time, and may be subject to limitations imposed by the institution where the funds are held.

Q.	MAY I USE A LOAN FROM CINCINNATI FEDERAL TO PAY FOR SHARES?

A.	No. Cincinnati Federal, by regulation, may not extend a loan for the purchase of Cincinnati Bancorp common stock during the offering.

Q.	MAY I CHANGE MY MIND AFTER I PLACE AN ORDER TO SUBSCRIBE FOR STOCK?

A.	No. After receipt, your executed Stock Order Form cannot be modified or revoked without our consent or unless the offering is terminated or is extended beyond , 2015 or the number of shares of common stock to be sold is increased to more than 714,150 shares or decreased to less than 459,0000 shares.

Q.	ARE DIRECTORS AND SENIOR OFFICERS OF CINCINNATI FEDERAL PLANNING TO PURCHASE STOCK?

A.	Yes! Directors and senior officers, together with their associates, are expected to subscribe for an aggregate of 141,500 shares ($1.4 million), or approximately 30.8%, of the shares to be sold in the offering at the minimum of the offering range.

Q.	WILL THE STOCK BE INSURED?

A.	No. Like any common stock Cincinnati Bancorp’s stock will not be insured.

Q.	WILL DIVIDENDS BE PAID ON THE STOCK?

A.	Following completion of the stock offering, our Board of Directors will have the authority to declare dividends on our shares of common stock. However, no decision has been made with respect to the payment of dividends. The payment and amount of any dividends will depend upon a number of factors, including: capital requirements, our consolidated financial condition and results of operations, tax considerations, statutory and regulatory limitations and general economic conditions.

Questions and Answers (continued)

Q.	HOW WILL CINCINNATI BANCORP SHARES TRADE?

A.	Upon completion of the reorganization and offering, Cincinnati Bancorp’s shares will be quoted on the OTC Pink Marketplace operated by OTC Markets Group. Once the shares have begun trading, you may contact a firm offering investment services in order to buy or sell Cincinnati Bancorp shares in the future.

Q.	IF I PURCHASE SHARES DURING THE SUBSCRIPTION AND COMMUNITY OFFERINGS, WHEN WILL I RECEIVE MY SHARES?

A.	All shares of Cincinnati Bancorp common stock sold in the Subscription and Community Offerings will be issued in book-entry form on the books of our transfer agent, through the Direct Registration System. Paper stock certificates will not be issued. As soon as practicable after the completion of the stock offering, our transfer agent will send, by first class mail, a statement reflecting your stock ownership.

WHERE TO GET MORE INFORMATION

Q.	HOW CAN I GET MORE INFORMATION?

A.	For more information, refer to the enclosed Prospectus or call our Stock Information Center, toll-free, at 1-( ) - , from 10:00 a.m. to 4:00 p.m., Eastern Time, Monday through Friday. The Stock Information Center is not open on bank holidays.

Stock Order Form Instructions

Sections (1) and (2) – Number of Shares and Total Payment Due. Indicate the Number of Shares that you wish to subscribe for and the Total Payment Due. Calculate the Total Payment Due by multiplying the Number of Shares by the $10.00 price per share. The minimum purchase is 25 shares ($250). The maximum allowable purchase by a person or group of persons exercising subscription rights through a single deposit account held jointly is 20,000 shares ($200,000). Further, no person or entity, together with any associate or group of persons acting in concert, may purchase more than 50,000 shares ($500,000) in all categories of the offering combined. Please see the Prospectus section entitled “The Reorganization and Offering – Limitations on Purchase of Shares” for more specific information. By signing this form, you are certifying that your order does not conflict with these purchase limitations.

Section (3) – Method of Payment – Check or Money Order. Payment may be made by including with this form a personal check, bank check or money order made payable directly to Cincinnati Bancorp. These will be deposited upon receipt. The funds remitted by personal check must be available within the account(s) when your Stock Order Form is received. Indicate the amount remitted. Interest will be calculated at 0.15% per annum from the date payment is processed until the offering is completed or terminated, at which time a subscriber will be issued a check for interest earned. Please do not remit cash, wire transfers or third party checks for this purchase.

Section (4) – Method of Payment – Deposit Account Withdrawal. Payment may be made by authorizing a direct withdrawal from your Cincinnati Federal deposit account(s). Indicate the account number(s) and the amount(s) you wish withdrawn. Attach a separate page, if necessary. Funds designated for withdrawal must be available within the account(s) at the time this Stock Order Form is received. Upon receipt of this order, we will place a hold on the amount(s) designated by you – the funds will be unavailable to you for withdrawal thereafter. The funds will continue to earn interest within the account(s) at the contract rate. The interest will remain in the accounts when the designated withdrawal is made, at the completion or termination of the offering. There will be no early withdrawal penalty for withdrawal from a Cincinnati Federal certificate of deposit (CD) account. Note that you may NOT designate accounts with check-writing privileges. Please submit a check instead. If you request direct withdrawal from such accounts, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account(s). Additionally, you may not designate direct withdrawal from a Cincinnati Federal IRA or other retirement accounts. For guidance on using retirement funds, whether held at Cincinnati Federal or elsewhere, please contact the Stock Information Center as soon as possible – preferably at least two weeks before the                     , 2015 offering deadline. See the Prospectus section entitled “The Reorganization and Offering – Procedure for Purchasing Shares – Using Retirement Account Funds.” Your ability to use retirement account funds to purchase shares cannot be guaranteed and depends on various factors, including timing constraints and the institution where those funds are currently held.

Section (5) – Purchaser Information. Please check the one box that applies to the purchaser(s) listed in Section 9 of this form. Purchase priorities in the Subscription Offering are based on eligibility dates. Boxes (a), (b) and (c) refer to the Subscription Offering. If you checked box (a) or (b), list all Cincinnati Federal deposit account numbers that the purchaser(s) had ownership in as of the applicable eligibility date. If you checked box (c), list all Cincinnati Federal deposit and/or applicable loan account numbers that the purchaser(s) had ownership in as of                     , 2015. Include all forms of account ownership (e.g. individual, joint, IRA, etc.). If purchasing shares for a minor, list only the minor’s eligible accounts. If purchasing shares for a corporation or partnership, list only that entity’s eligible accounts. Attach a separate page, if necessary. Failure to complete this section, or providing incorrect or incomplete information, could result in a loss of part or all of your share allocation in the event of an oversubscription. Boxes (d) and (e) refer to the Community Offering. Orders placed in the Subscription Offering will take priority over orders placed in the Community Offering. See the Prospectus section entitled “The Reorganization and Offering” for further details about the Subscription and Community Offerings.

Section (6) – Management. Check the box if you are a CF Mutual Holding Company, Cincinnati Bancorp or Cincinnati Federal director, officer or employee, or a member of their immediate family. Immediate family includes spouse, parents, siblings and children who live in the same house as the director, officer or employee.

Section (7) – Maximum Purchaser Identification. Check the box, if applicable. Failure to check the box will result in you not receiving notification in the event the maximum purchase limit(s) is/are increased. If you checked the box but have not subscribed for the maximum amount in the Subscription Offering, you will not receive this notification.

Section (8) – Associates/Acting in Concert. Check the box, if applicable, and provide the requested information. Attach a separate page if necessary.

Section (9) – Stock Registration. Clearly PRINT the name(s) in which you want the shares registered and the mailing address for all correspondence related to your order, including a stock ownership statement. Each Stock Order Form will generate one stock ownership statement, subject to the stock allocation provisions described in the Prospectus. IMPORTANT: Subscription rights are non-transferable. If placing an order in the Subscription Offering, you may not add the names of persons/entities who do not have subscription rights or who qualify only in a lower purchase priority than yours. A Social Security or Tax ID Number must be provided. The first number listed will be identified with the stock certificate for tax reporting purposes. Listing at least one phone number is important in the event we need to contact you about this form. NOTE FOR FINRA MEMBERS (Formerly NASD): If you are a member of the Financial Industry Regulatory Authority (“FINRA”), formerly the National Association of Securities Dealers (“NASD”), or a person affiliated or associated with a FINRA member, you may have additional reporting requirements. Please report this subscription in writing to the applicable department of the FINRA member firm within one day of payment thereof.

Stock Order Form Instructions (continued)

Form of Stock Ownership. For reasons of clarity and standardization, the stock transfer industry has developed uniform stockholder registrations for issuance of stock ownership statements. Beneficiaries may not be named on stock registrations. If you have any questions on wills, estates, beneficiaries, etc., please consult your legal advisor. When registering stock, do not use two initials – use the full first name, middle initial and last name. Omit words that do not affect ownership such as “Dr.” or “Mrs.” Check the one box that applies.

Buying Stock Individually – Used when shares are registered in the name of only one owner. To qualify in the Subscription Offering, the individual named in Section 9 of the Stock Order Form must have had an eligible deposit account at Cincinnati Federal as of the close of business on December 31, 2013,                     , 2015, or                     , 2015, or a loan on January 21, 2015, whose borrowing remained outstanding as of close of business on                     , 2015.

Buying Stock Jointly – To qualify in the Subscription Offering, the persons named in Section 9 of the Stock Order Form must have had an eligible deposit account at Cincinnati Federal as of the close of business on December 31, 2013,                     , 2015, or             , 2015, or a loan on January 21, 2015, whose borrowing remained outstanding as of close of business on                     , 2015.

Joint Tenants – Joint Tenancy (with Right of Survivorship) may be specified to identify two or more owners where ownership is intended to pass automatically to the surviving tenant(s). All owners must agree to the sale of shares.

Tenants in Common – May be specified to identify two or more owners where, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All owners must agree to the sale of shares.

Buying Stock for a Minor – Shares may be held in the name of a custodian for a minor under the Uniform Transfer to Minors Act. To qualify in the Subscription Offering, the minor (not the custodian) named in Section 9 of the Stock Order Form must have had an eligible deposit account at Cincinnati Federal as of the close of business on December 31, 2013,                     , 2015, or             , 2015.

The standard abbreviation for custodian is “CUST.” The Uniform Transfer to Minors Act is “UTMA.” Include the state abbreviation. For example, stock held by John Smith as custodian for Susan Smith under the OH Uniform Transfer to Minors Act, should be registered as John Smith CUST Susan Smith UTMA-OH (list only the minor’s social security number).

Buying Stock for a Corporation/Partnership – On the first name line indicate the name of the corporation or partnership and indicate the entity’s Tax ID Number for reporting purposes. To qualify in the Subscription Offering, the corporation or partnership named in Section 9 of the Stock Order Form must have had an eligible deposit account at Cincinnati Federal as of the close of business on December 31, 2013,                     , 2015, or                     , 2015, or a loan on January 21, 2015 whose borrowing remained outstanding as of close of business on                     , 2015.

Buying Stock in a Trust/Fiduciary Capacity – Indicate the name of the fiduciary and the capacity under which the fiduciary is acting (for example, “Executor”), or name of the trust, the trustees and the date of the trust. Indicate the Tax ID Number to be used for reporting purposes. To qualify in the Subscription Offering, the entity named in Section 9 of the Stock Order Form must have had an eligible deposit account at Cincinnati Federal as of the close of business on December 31, 2013,                     , 2015, or             , 2015, or a loan on January 21, 2015 whose borrowing remained outstanding as of close of business on                     , 2015.

Buying Stock in a Self-Directed IRA (for trustee/broker use only) – Registration should reflect the custodian or trustee firm’s registration requirements. For example, on the first name line, indicate the name of the brokerage firm, followed by CUST or TRUSTEE. On the second name line, indicate the name of the beneficial owner (for example, “FBO John SMITH IRA”). You can indicate an account number or other underlying information and the custodian or trustee firm’s address and department to which all correspondence should be mailed related to this order, including a stock ownership statement. Indicate the TAX ID Number under which the IRA account should be reported for tax purposes. To qualify in the Subscription Offering, the beneficial owner named in Section 9 of this form must have had an eligible deposit account at Cincinnati Federal as of the close of business on December 31, 2013,                     , 2015, or                     , 2015, or a loan on January 21, 2015 whose borrowing remained outstanding as of close of business on                     , 2015.

Section (10) – Acknowledgment and Signature(s). Sign and date the Stock Order Form where indicated. Before you sign, please carefully review the information you provided and read the acknowledgment. Verify that you have printed clearly and completed all applicable shaded areas on the Stock Order Form. Only one signature is required, unless any account listed in Section 4 requires more than one signature to authorize a withdrawal.

Please review the Prospectus carefully before making an investment decision. Deliver your completed Stock Order Form, with full payment or deposit account withdrawal authorization, so that it is received (not postmarked) before 2:00 p.m., Eastern Time, on             , 2015. Stock Order Forms can be delivered by using the enclosed postage paid Stock Order Reply Envelope, by overnight delivery to the Stock Information Center address on the front of the Stock Order Form, or by hand-delivery to Cincinnati Federal’s main office located at 6581 Harrison Avenue, Cincinnati, Ohio. Hand delivered stock order forms will only be accepted at this location. You may not deliver this form to our other Cincinnati Federal offices. Please do not mail Stock Order Forms to Cincinnati Federal. We are not required to accept Stock Order Forms that are found to be deficient or incorrect, or that do not include proper payment or the required signature. Faxes or copies of this form are not required to be accepted.

OVERNIGHT DELIVERY can be made to the Stock Information Center address provided on the front of the Stock Order Form.

QUESTIONS? Call our Stock Information Center, toll-free, at 1-(        )         -        , from 10:00 a.m. to 4:00 p.m., Eastern Time, Monday through Friday. The Stock Information Center is not open on bank holidays.

IMPORTANT NOTICE

THIS PACKAGE INCLUDES PROXY CARD(S)

REQUIRING YOUR PROMPT VOTE.

IF YOU RECEIVE MORE THAN ONE PROXY CARD,

PLEASE VOTE EACH CARD. THERE ARE NO DUPLICATES!

THANK YOU!

Questions?

Call our Stock Information Center, toll-free, at 1-(        )         -

from 10:00 a.m. to 4:00 p.m., Eastern Time, Monday through

Friday, except bank holidays.

This booklet is neither an offer to sell nor an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

Dear Friend:

I am pleased to tell you about an investment opportunity. Cincinnati Bancorp, a to-be formed mid-tier stock holding company for Cincinnati Federal Savings and Loan Association (“Cincinnati Federal”), is offering shares of its common stock for sale at a price of $10.00 per share. No sales commission will be charged to purchasers during the offering.

Our records indicate that you were a depositor of Cincinnati Federal at the close of business on December 31, 2013 or                     , 2015, whose account(s) was/were closed thereafter. As such, you have non-transferable rights, but no obligation, to subscribe for shares of common stock during our Subscription Offering before any shares are made available for sale to the general public.

Please read the enclosed materials carefully before making an investment decision. If you are interested in purchasing shares of common stock, complete the enclosed Stock Order Form and return it, with full payment, in the Stock Order Reply Envelope provided. You may submit your Stock Order Form by overnight delivery to the address indicated on the Stock Order Form, by hand-delivery to Cincinnati Federal’s main office located at 6581 Harrison Avenue, Cincinnati, Ohio or by mail using the Stock Order Reply Envelope provided. Stock Order Forms and full payment must be received (not postmarked) before 2:00 p.m., Eastern Time, on                     , 2015. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

If you have questions about our organization or purchasing shares, please refer to the enclosed Prospectus and Questions and Answers Brochure, or call our Stock Information Center at the number shown below.

I invite you to consider this opportunity to share in our future as a Cincinnati Bancorp stockholder.

Sincerely,

Joseph V. Bunke

President

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Questions?

Call our Stock Information Center, toll-free, at 1-(        )         -        ,

from 10:00 a.m. to 4:00 p.m., Eastern Time, Monday through Friday, except bank holidays.

F

Dear Friend:

I am pleased to tell you about an investment opportunity. Cincinnati Bancorp, a to-be formed mid-tier stock holding company for Cincinnati Federal Savings and Loan Association (“Cincinnati Federal”), is offering shares of its common stock for sale at a price of $10.00 per share. No sales commission will be charged to purchasers during the offering.

Please read the enclosed materials carefully. If you are interested in purchasing shares of Cincinnati Bancorp common stock, complete the enclosed Stock Order Form and return it, with full payment, in the Stock Order Reply Envelope provided. You may submit your Stock Order Form by overnight delivery to the address indicated on the Stock Order Form, by hand-delivery to Cincinnati Federal’s main office located at 6581 Harrison Avenue, Cincinnati, Ohio or by mail using the Stock Order Reply Envelope provided. Stock Order Forms and full payment must be received (not postmarked) before 2:00 p.m., Eastern Time, on                     , 2015. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

If you have questions about our organization or purchasing shares, please refer to the enclosed Prospectus, and Questions and Answers Brochure, or call our Stock Information Center at the number shown below.

I invite you to consider this opportunity to share in our future as a Cincinnati Bancorp stockholder.

Sincerely,

Joseph V. Bunke

President

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Questions?

Call our Stock Information Center, toll-free, at 1-(        )         -        ,

from 10:00 a.m. to 4:00 p.m., Eastern Time, Monday through Friday, except bank holidays.

I

Dear Valued Customer:

I am pleased to tell you that pursuant to a Plan of Reorganization and Stock Issuance Plan (the “Plan”), Cincinnati Federal Savings and Loan Association (“Cincinnati Federal”) will convert from a mutual (meaning no stockholders) savings and loan association to a mutual holding company form of ownership. Also, pursuant to the Plan, Cincinnati Bancorp, a to-be formed mid-tier stock holding company for Cincinnati Federal, is conducting an offering of shares of its common stock.

THE PROXY VOTE:

Your vote is extremely important for us to meet our goals. Although we have received conditional regulatory approval to undertake the conversion, we must receive the approval of our eligible customers. NOT VOTING YOUR ENCLOSED PROXY CARD(S) WILL HAVE THE SAME EFFECT AS VOTING “AGAINST” THE PLAN. Note that you may receive more than one Proxy Card, depending on the ownership structure of your accounts at Cincinnati Federal. Please vote all the Proxy Cards – none are duplicates. To cast your vote, please sign each Proxy Card and return the card(s) in the Proxy Reply envelope provided. Alternatively, you may vote by the Internet or by telephone by following the simple instructions on the Proxy Card.

Our Board of Directors urges you to vote “FOR” the Plan.

THE STOCK OFFERING:

Although you may vote on the Plan, we regret that Cincinnati Bancorp is unable to offer its shares of common stock to you because the small numbers of customers in your jurisdiction makes registration or qualification of the common stock under your state securities laws prohibitively expensive or otherwise impractical.

If you have any questions about the Plan or voting, refer to the enclosed information or call the Information Center at the number shown below.

Sincerely,

Joseph V. Bunke

President

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Questions?

Call our Information Center, toll-free, at 1-(            )             -            ,

from 10:00 a.m. to 4:00 p.m., Eastern Time, Monday through Friday, except bank holidays.

B

PLEASE VOTE

THE ENCLOSED PROXY CARD!

If you have not yet voted the Proxy Card(s) we recently mailed to you in a large white package,

please vote the enclosed replacement Proxy Card(s).

You may vote by mail using the enclosed envelope, or by following the telephone or Internet voting instructions on the Proxy Card.

PLEASE JOIN YOUR BOARD OF DIRECTORS IN VOTING

“FOR” THE PLAN OF REORGANIZATION AND

STOCK ISSUANCE PLAN (THE “PLAN”).

NOT VOTING HAS THE SAME EFFECT AS VOTING

“AGAINST” THE PLAN.

VOTING DOES NOT OBLIGATE YOU TO PURCHASE

COMMON STOCK DURING THE OFFERING.

THE REORGANIZATION WILL CHANGE OUR FORM OF CORPORATE

STRUCTURE, BUT WILL NOT RESULT IN CHANGES TO

BANK STAFF, MANAGEMENT, OR YOUR DEPOSIT

ACCOUNTS OR LOANS. DEPOSIT ACCOUNTS WILL NOT BE

CONVERTED TO COMMON STOCK.

If you receive more than one of these reminder mailings,

please vote each Proxy Card received. None are duplicates!

QUESTIONS?

Please call our Information Center, toll-free, at 1-(        )         -        ,

from 10:00 a.m. to 4:00 p.m., Eastern Time, Monday through Friday, except bank holidays.

PG1

HAVE YOU VOTED YET?

PLEASE VOTE THE ENCLOSED

PROXY CARD!

Our records indicate that you have not voted the Proxy Card(s) we mailed to you.

IF YOU ARE UNSURE WHETHER YOU VOTED, PLEASE

VOTE THE ENCLOSED REPLACEMENT PROXY

CARD. YOUR VOTE WILL NOT BE COUNTED TWICE.

NOT VOTING HAS THE SAME EFFECT AS VOTING

“AGAINST” THE PLAN OF REORGANIZATION AND

STOCK ISSUANCE PLAN (THE “PLAN”).

Your Board of Directors urges you to vote “FOR” the Plan.

VOTING DOES NOT OBLIGATE YOU TO PURCHASE

SHARES OF COMMON STOCK DURING THE OFFERING, NOR

DOES IT AFFECT YOUR CINCINNATI FEDERAL SAVING AND LOAN ASSOCIATION DEPOSIT ACCOUNTS OR LOANS.

If you receive more than one of these reminder mailings,

please vote each Proxy Card received. None are duplicates!

QUESTIONS?

Please call our Information Center, toll-free, at 1-(        )         -        ,

from 10:00 a.m. to 4:00 p.m., Eastern Time, Monday through Friday, except bank holidays.

PG2

YOUR VOTE IS IMPORTANT!

NOT VOTING HAS THE SAME EFFECT

AS VOTING “AGAINST” THE PLAN OF REORGANIZATION

AND STOCK ISSUANCE PLAN (THE “PLAN”).

In order to implement the Plan,

we must obtain the approval of our eligible customers.

Please disregard this notice if you have already voted.

If you are unsure whether you voted,

vote the enclosed replacement Proxy Card(s).

Your vote will not be counted twice!

If you receive more than one of these reminder mailings,

please vote each Proxy Card received. None are duplicates!

Please note: Implementing the Plan will not affect your deposit accounts or loans at Cincinnati Federal Savings and Loan Association. Deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits. Voting does not obligate you to purchase common stock during the offering.

THANK YOU VERY MUCH!

QUESTIONS?

Please call our Information Center toll-free at 1-(        )         -        ,

from 10:00 a.m. to 4:00 p.m., Eastern Time, Monday through Friday, except bank holidays.

PG3